Calculation of Filing Fee Tables
S-8
Lincoln International, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.00001 par value per share	Other	4,812,600	$ 22.83	$ 109,871,658.00	0.0001381	$ 15,173.28
Total Offering Amounts:						$ 109,871,658.00		$ 15,173.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 15,173.28
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of Class A common stock, par value $0.00001 per share (the "Class A Common Stock"), that become issuable under the Lincoln International, LP Equity Plan, the Lincoln International Partners Holdings, LLC Option Agreements and the Lincoln International Partners Holdings II, LLC Option Agreements, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Class A Common Stock. (b) Represents (i) 3,246,750 shares of Class A Common Stock reserved for issuance under the Lincoln International, LP Equity Plan and (ii) 1,565,850 shares of Class A Common Stock reserved for issuance under the Lincoln International Partners Holdings, LLC Option Agreements and the Lincoln International Partners Holdings II, LLC Option Agreements. (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant's Class A Common Stock as reported on the New York Stock Exchange on June 25, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources